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Exhibit 10.1
Summary of Compensation Arrangements (or Amendments thereto)
of Named Executive Officers and Directors
Compensation Arrangements (or Amendments thereto) of those individuals identified in the Company’s 2008 Proxy Statement (the “Proxy Statement) as the Company’s Named Executive Offices (collectively, the “Named Executive Officers”)*.
Base Salary:
David J. Nasca’s base salary for fiscal 2008 was set at $230,000 pursuant to his employment agreement with Evans Bancorp, Inc. and Evans National Bank (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed on December 7, 2006).
Gary A. Kajtoch’s base salary for fiscal 2008 was set at $156,750 pursuant to his employment agreement with Evans National Bank (filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed on April 23, 2007).
William R. Glass’s base salary for fiscal 2008 was set at $187,299 pursuant to his employment agreement with Evans National Bank (filed as Exhibit 10.3 of the Company’s Form 10-K for the fiscal year ended December 31, 1997 as filed on March 30, 1998).
Robert G. Miller’s base salary for fiscal 2008 is $213,210 pursuant to his employment agreement with ENB Insurance Agency, Inc.(filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2007).
In addition to base salaries, the Named Executive Officers are eligible to receive options granted pursuant to the Company’s 1999 Stock Option and Long-Term Incentive Plan, as amended.
Bonuses:
As previously reported in the Proxy Statement, the Human Resource Committee approved the following bonus payments to the Company’s Named Executive Officers for performance in fiscal 2007:

David J. Nasca	$12,000
Gary A. Kajtoch	$12,000
William R. Glass	$10,000
Robert G. Miller	—
James Tilley, former president and chief executive officer of the Company and of Evans National Bank, resigned as president on December 1, 2006 and as chief executive officer on April 30, 2007.
Compensation Arrangements for Non-Employee Directors
On April 24, 2008, the Board of Directors of Evans Bancorp, Inc. approved, commencing May 1, 2008: an increase of $100 per meeting payable to the chairman of the audit committee and of the human resource and compensation committee of the Board of Directors and a $1,200 per meeting fee payable to each non-employee director of Evans Bancorp. Pursuant to, and consistent with, the terms of Evans Bancorp’s 1999 Employee Stock Option and Long-Term Incentive Plan, as amended and restated January 27, 2003) (the “Plan”), on April 24, 2008, the date of the annual meeting of shareholders of Evans Bancorp, each non-employee director was automatically granted his/her Director Options: options to purchase 1,000 shares of Evans Bancorp common stock to each non-employee director, except the chairman of the Board of Directors is granted options to purchase 2,500 shares of Evans Bancorp common stock and the vice-chairman of the Board of Directors is granted options to purchase 1,500 shares of Evans Bancorp common stock under the Plan.